Schedule A
TRANSACTIONS SUBJECT TO RULE 10f-3 PROCEDURES

Fund:Transamerica MS Capital Growth VP
Security Description: Common Stock

Issuer:	 Snap Inc.
Offering Type: US Registered
US Registered, Eligible Muni, Eligible Foreign, 144A)



REQUIRED INFORMATION

 1.Offering Date

 2.Trade Date

 3.Unit Price of Offering

 4.Price Paid per Unit

 5.Years of Issuer's Operations

 6.Underwriting Type

 7.Underwriting Spread

 8.Total Price paid by the Fund

 9.Total Size of Offering

10.Total Price Paid by the Fund plus Total Price
Paid for same securities purchased by the same Sub-Adviser for other investment companies

11.Underwriter(s) from whom the Fund
purchased (attach a list of all syndicate members)

12.If the affiliate was lead or co-lead manager, was the instruction listed below given to the broker(s) named in #11? ****



ANSWER

03/02/2017

03/02/2017

$17.00

$17.00

3+

Firm

$0.425

$1,294,618

$3,400,000,000

$42,500,000

Goldman Sachs

Yes




APPLICABLE RESTRICTION

None

Must be the same as #1

None

Must not exceed #3

Must be at least three years *

Must be firm

Sub-Adviser determination to be made

None

None

#10 divided by #9 must not exceed
25% **

Must not include Sub-Adviser
affiliates ***

Must be "Yes" or "N/A"




In Compliance
(Yes/No)

N/A

Yes

N/A

Yes

Yes

Yes

Yes

N/A

N/A

Yes

Yes

Yes




The Sub-Adviser has no reasonable cause to believe that the underwriting commission, spread or profit is NOT reasonable and fair compared to underwritings of similar securities during a comparable period of time. In determining which securities are comparable, the Sub-Adviser has considered the factors set forth in the Fund's 10f-3 procedures.

	Alexander T Norton

	       Sub-Adviser

*	Not applicable to munis. In the case of munis,
(a) they must be sufficiently liquid that they can be
sold at or near their carrying value within a reasonably
short period of time and (b) either:  (i) they must be
subject to no greater than moderate credit risk; or (ii)
if the issuer of the municipal securities, or the entity
supplying the revenues or other payments from which
the issue is to be paid, has been in continuous
operation for less than three years, including the
operation of any predecessors, they must be subject to a
minimal or low amount of credit risk.   With respect to
(b), circle (i) or (ii), whichever is met.

**	If an eligible Rule 144A offering, must not
exceed 25% of the total amount of same class sold to QIBs in the Rule 144A offering PLUS the amount of the offering of the same class in any concurrent public offering

***	For munis purchased from syndicate manager,
check box to confirm that the purchase was not designated
as a group sale.  [    ]

****	The Sub-Adviser's affiliate cannot receive any
credit for the securities purchased on behalf of the Fund.